PREMIUM CIGARS INTERNATIONAL, LTD.

                           SELECTED DEALERS AGREEMENT




                                                     _____________________, 1997





Ladies and Gentlemen:

         1. We, as representative ("Representative") named in the Prospectus dated ___________, 1997 ("Prospectus") are offering for sale an aggregate of 2,000,000 shares of common stock, no par value ("Common Stock") of Premium Cigars International, Ltd., an Arizona corporation ("Company"). The shares are herein referred to as the "Firm Shares." In addition, we are offering up to 300,000 additional shares of Common Stock ("Option Shares") to cover over-allotments. The Firm Shares and the Option Shares are hereinafter referred to as the "Securities." The Securities and the terms under which they are to be offered for sale by the Representative are more particularly described in the Prospectus.

         2. The Securities are to be offered to the public by the Representative at the price per Unit indicated in our purchase wire (herein called the "Offering Price"), in accordance with the terms of the offering thereof set forth in the Prospectus.

         3. The Representative is offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers ("Dealers") as principals at the full Offering Price, with later payment to you for the concession and any accrued interest thereon. The offering of Securities to Dealers may be made on the basis of reservations or allotments against subscriptions. We will advise you by telecopies of the method and terms of the offering. Acceptance of any reserved Securities received at the offices of W. B. McKee Securities, Inc. in Phoenix, Arizona, after the time specified therefor in the telecopy, and any subscriptions for Securities, will be subject to rejection in whole or in part. Subscription books may be closed by us at any time without notice and the right is reserved to reject any subscription in whole or in part. Upon receipt of the aforementioned telecopy, the Securities purchased by you may be re-offered to the public in conformity with the terms of offering set forth in the Prospectus. You may, in accordance with the rules of the National Association of Securities Dealers, Inc. ("NASD") allow a discount from the Offering Price of not more than the amount indicated in our purchase wire with respect to Securities sold by you to any other dealer or broker. Dealers must be either (i) members in good standing of the NASD or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended ("Exchange Act"), who have agreed not to make any sales within the United States, its territories and its possessions or to persons who are nationals thereof or residents therein. Dealers must also agree to comply with the provisions of Section 24 of Articles III of the Rules of Fair Practice of the NASD, and, if any such dealer is a foreign dealer and not a member of the NASD, such foreign dealer must also comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, and with the provisions of

Sections 8 and 36 of Article III of such Rules of Fair Practice, as though it were a member of the NASD and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers. Each of the underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof.

         4. On behalf of the several underwriters we shall act as Representative under this Agreement and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Securities.

         5. If you desire to purchase any of the Securities, your application should reach us promptly by telephone or telecopy at the office of W.B. McKee Securities, Inc., 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012, telephone number (602) 954-7365, fax number (602) 266-5774, Attention: Gary J. Sherman. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The number of Securities allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

         6. The privilege of subscribing for the Securities is extended to you on behalf of the Representative as it may lawfully sell the Securities to dealers in your state or other jurisdictions.

         7. With respect to purchase and sale:

                  a. Offering. Any Securities purchased by you under the terms of this Agreement may be immediately re-offered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sales of Securities other than as contained in the Prospectus.

                  b. Penalty Bid. If you have received Securities purchased by you pursuant to this Agreement, which prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities; or (ii) the covering by the Representative of any short position created by the Representative in connection with the offering of such Securities, the Representative may have purchased or contracted to purchase for the account of any Dealer (whether such Securities have been sold or loaned by you), then you agree to pay the Representative on demand for the accounts of the several underwriters an amount equal to the Selected Dealers' concession and, in addition, the Representative may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Securities delivered on such repurchases need not be the identical Securities originally purchased. With respect to any such repurchased Securities as to which you have not yet received, you shall be responsible for any such broker's commission and transfer tax and the Representative shall not be obligated to pay any Selected Dealers' concession as to such Securities.

                  c. Accounting for Allotment. You agree to advise us from time to time, upon request, of the number of Securities purchased by you hereunder and remaining unsold at the time of such request, and if in our opinion any such Securities shall be needed to make delivery of the Securities sold for the account of the Representative, you will, forthwith upon our request, grant to us for the account or accounts of any Dealer the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Securities owned by you as shall have been specified in our request.

                  d. Expenses. No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Securities by the Representative to you will be paid when such Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

         8. The provisions of Section 7 hereof will terminate when we shall have determined that the public offering of the Securities has been completed and upon telecopied notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the forty-fifth
(45th) full business day after the date of the final Prospectus; provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding fifteen (15) full business days in the aggregate upon notice to you.

         9. On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the Exchange Act. You confirm to you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act) and confirm that you have complied and will comply therewith. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the Exchange Act, or the rules and regulations thereunder.

         10. For the purpose of stabilizing the market in the Securities, we have been authorized to over-allot, and to make purchases and sales of the Securities of the Company.

         11. You agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any Securities, or any other securities of the Issuer of the same class and series as the Securities or any other securities of the Issuer or the right or option to purchase any securities of the Issuer or any guarantor of the Securities, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. You also agree not to effect or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any securities of the Issuer, except to the extent permitted by Rule 10b-6 under the Exchange Act as interpreted by the Securities and Exchange Commission.

         12. Upon application, you will be informed as to the states and other jurisdictions in which we have been advised that he Securities have been qualified for sale (or are exempt from such qualification) under the respective securities or blue sky laws of such states and other jurisdictions, but the Representative does not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein.

         13. No Selected Dealer is authorized to act as our agent or as agent for the Representative, or otherwise to act on behalf of the Representative, in offering or selling the Securities to the public or otherwise to furnish any information or make any representation except as contained in the Prospectus.

         14. Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Representative or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of the value or validity of form of the Securities, the delivery of the certificates for the Securities, the performance by anyone of any agreement on its part, the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act or the Exchange Act.

         15. Securities sold to you hereunder shall be paid for in an amount equal to the initial public offering price therefor, with the Selected Dealers' concession and simple interest thereon at the Prime Rate then in effect as referenced by Bank One, Arizona, NA, paid to you by the Representative within 45 days of the termination of this Agreement, at 9:00 a.m., M.S.T., Phoenix time on the date on which the Dealers are required to purchase the Securities by delivery to the Representative at the offices of W. B. McKee Securities, Inc., 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012, telephone number
(602) 954-7365, fax number (602) 266-5774, in current clearing house funds, payable to the order of W. B. McKee Securities, Inc. for the benefit of Premium Cigars International, Ltd.. Delivery of certificates for the Securities will be made after closing of the offering. If you are a member of, or clear through a member of, the Depository Trust Company ("DTC"), we may, in our discretion, delivery your Securities through the facilities of DTC.

                  Payment for Securities purchased by you is to be made at the initial public Offering Price, with the Selected Dealers' concession and any interest thereon to which you may be entitled will be paid to you upon the later to occur of i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities; or ii) the covering by the Representative of any short position created by the Representative in connection with the offering of such Securities.

         16. Notices to the Representative should be addressed in care of W. B. McKee Securities, Inc., 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012, telephone number (602) 954-7365, fax number (602) 266-5774, Attention:
Gary J. Sherman. Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

         17. If you desire to purchase any of the Securities on the terms and conditions set forth herein, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telecopy. Our signature hereon may be by facsimile.

                                       Sincerely yours,

                                       W. B. MCKEE SECURITIES, INC.



                                       By
                                         ----------------------------------
                                          Gary J. Sherman
                                          President

W. B. McKee Securities, Inc.
3003 North Central Avenue
Suite 100
Phoenix, Arizona  85012

Dear Sirs:

         We  hereby  subscribe  for  ________________________________  shares of
Common Stock, no par value, of Premium Cigars International, Ltd. ("Securities") in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Securities. We further state that in purchasing said Securities we have relied upon the Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either
(i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals there or residents therein. We hereby agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, and with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, as though we were a member of the NASD, and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers.



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                                       (Please type or print name of firm)


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                                       By
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Please  complete  and return  with one  executed  copy of the  Selected  Dealers
Agreement.


Firm Name:
          -----------------------------------
Address:
                  Street:
                         --------------------
                  City:
                       ----------------------
                  State:
                        ---------------------

                  Zip Code:
                           ------------------

Phone Number:
             --------------------------------

Fax Number:
           ----------------------------------

Contact Person:
               ------------------------------

Tax I.D. #:
           ----------------------------------

DTC#:
     ----------------------------------------

ABA #:
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Corporate Delivery Instructions:
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Government Delivery Instructions:
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